EXHIBIT 10.30

                                    Annex B

                           On Track Innovations Ltd.
                       2001 Employee Stock Purchase Plan

1. Purpose

   The 2001 On Track Innovations Ltd. Employee Stock Purchase Plan (The "Plan") is intended to provide a method whereby employees of On Track Innovations Ltd., a corporation organized under the laws of the State of Israel, and it's subsidiaries and predecessor corporations, if any (hereinafter collectively referred to, unless the context otherwise requires, the "Company"), will have an opportunity to acquire a proprietary interest in the Company thorough the purchase of Ordinary Shares of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
   Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirement of
   Section 423 of the Code.

2. Definitions

   (a) "Base Pay" means regular straight-time earnings (as the same may be adjusted from time to time) and overtime but excluding payments shift differentials, incentive compensation, sales commissions, bonuses and other special payments.

   (b) "Board" means the Company's Board of Directors.

   (c) "Committee" means the Compensation Committee of the Company provided, however, that to the extent such committee is not authorized to take action pursuant to section 112 of the Companies Law, 5759 - 1999, the Board shall serve as the administrator of the Plan with respect to such action. Notwithstanding the above, the Board shall automatically have an authority if no committee shall be constitutes or if such committee shall cease to operate for any reason.

   (d) "Ordinary Shares" means the ordinary shares of the Company, par value NIS
       0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 423.

   (e) "Employee" means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by the Company or by a Subsidiary Corporation.

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   (f) "Fair Market Value" means, as of any date, the value of Ordinary Shares determined as follows:

       (i) If the Ordinary Shares are listed on any established stock exchange or a national market system, including without limitation the Neuer Market, Nasdaq National Market system, or The Nasdaq SmallCap Market of the Nasdaq Stock Market , the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in any official publication of such stock exchange, including, but not limited, to any official web site, the Wall Street Journal, or such other source as the Board deems reliable (hereinafter: "the closing sale price"). In a case where the Ordinary Shares are listed on more than one stock exchange or a national market system, the Fair Market Value shall be the closing sale price for such shares in the stock exchange or the national market system with the greatest value of trading in the company's stock.

       (ii) If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for such shares on the last market trading day prior to the day of determination, or;

       (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

   (h) "Offering Commencement Date" means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4.

   (g) "Offering Termination Date" means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4.

   (h) "Subsidiary Corporation" means any present or future corporation which
       (i) is a "subsidiary corporation" as that term is defined in Section 424(f) of the Code and (ii) is designated as a participant in the Plan by the Board or Committee described in Paragraph 13.

3. Eligibility

   (a) Any Employee who shall have completed six months of employment and shall be employed by the Company on the applicable Offering Commencement Date shall be eligible to participate in the Plan.

   (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to participate in the Plan:

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       (i) if, immediately after the grant, such Employee would own shares, and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any - 2 - Subsidiary Corporation (for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

       (ii) which permits his or her right to purchase shares under all employee stock purchase plans maintained by the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Dates

   The Plan will be composed of 4 offerings (referred to herein collectively as "Offerings" and individually as an "Offering") of a maximum aggregate of 675,000 shares (subject to adjustment as provided in Paragraph 12(a) and 17) of Ordinary Shares, subject to Paragraph 12, 17 and 23 below, as follows:

   The first Offering Period during which payroll deductions will be accumulated under the Plan shall commence no later to accur of January 1, 2002 and shall end on June 31, 2002. For the remainder of the duration of the Plan, Offering Periods shall consist of the six months periods commencing on January 1 and July 1 and ending on June 31 and December 31 of each calendar year.

   Participation in any one Offering under the Plan shall neither limit, nor require, participation in any other Offering.

5. Participation

   All Employees who have completed at least six months of service for the Company or any of its participating subsidiaries, may elect to become participants in an Offering on the applicable Offering Commencement Date by filling out, signing and delivering to the Company an authorization.

   (i) Stating the percentage to be deducted regularly from the employee's pay;

   (ii) Authorizing the purchase of shares for the employee in each Offering Period in accordance with the terms of the Plan; and,

   (iii) Specifying the exact name or names in which Ordinary Shares purchased for the employee are to be issued under this Plan.

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6. Payroll Deductions

   (a) Participants may elect to have amounts withheld from their base pay by completing an authorization for payroll deduction ("Authorization") on the form provided by the Company and by filing it with the Company's principal oofice. At the time a participant files his or her Authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time her or she is a participant in an Offering at the - 3 - rate of 0,1,2,3,4,5,6,7,8,9,10,11,12,13,14 or 15% of his or her monthly base pay.
       If a participant has not filed an Authorization for a the applicable Offering at least ten (10) days prior to the applicable Offering Commencement Date, he or she shall be deemed to have elected not to participate in such Offering Period.

   (b) All payroll deductions made for the participant shall be credited to his or her account maintained by the Company under the Plan. A participant may not make any separate cash payment into such account.

   (c) Except as provided in Paragraph 8(b) or 10, a participant may only make changes to the rate of deduction from his or her monthly base pay, on not more than one occasion during an Offering, by completing a new Authorization on the form provided by the Company and filing it with the Company's principal office as provided herein. Such new Authorization shall be effective upon the commencement of the first pay period subsequent to its filing. A participant may change his or her Authorization only once during any Offering.

7. Granting of Option

   (a) For each of the Offerings, a participant Employee shall be deemed to have been granted an option (the "Option"), on the applicable Offering Commencement Date, to purchase a maximum number of shares of Ordinary Shares equal to an amount determined as follows: the total amount contributed by the Participant Employee shall be divided into $4 (which represents the minimum price per share for purposes of this plan). The result will represent the maximum number of shares the participant is entitled to purchase under the plan. For all purposes of the Plan, the market value of the Company's Ordinary Share shall be determined as provided in subparagraph (b) below.

       The result will represent the number of shares the participant is entitled to purchase under the plan.

   (b) The purchase price of a share of Ordinary Shares purchased with payroll deductions made during each Offering (the "Option Exercise Price") shall be the lower of:

       (i) eighty five percent (85% ) of the Fair Market Value of the Ordinary Shares, on the applicable Offering Commencement Date; or

       (ii) eighty five percent (85%) of the Fair Market Value of the Ordinary Shares, on the applicable Offering Termination Date.

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8. Exercise of Options

   With respect to each Offering during the term of the Plan:

   (a) Unless a participant gives written notice of withdrawal to the Company as provided in Paragraph 8(b) and 10, his or her option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Ordinary Shares which the accumulated payroll deductions (without interest) in his or her account maintained by the Company under the Plan at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to Paragraph 7(a)), and any excess in this or her account at that time will be returned to him or her.

   (b) A participant may elect, by written notice to the principle office of the Company at any time prior to the Offering Termination Date applicable to any such Offering, to withdraw all, but not less than all, of the accumulated payroll deductions in his or her account at such time.

   (c) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be returned to an employee without interest promptly following the termination of an Offering.

9. Delivery

   As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, a notification of the amount representing the shares of Ordinary Shares purchased upon the exercise of such participant's Option. The Company may elect to deliver share certificates to the Participant representing such purchase of shares or may record such purchase and ownership of shares by any other method that comports with applicable law.

10. Withdrawal

    (a) As indicated in Paragraph 8(b), a participant may withdraw payroll deductions credited to his or her account with the Company at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the principle office of the Company. All of the participant's payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering.

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    (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar Plan which may hereafter be adopted by the Company. However, payroll deductions shall not resume at the beginning of any succeeding Offering Period unless the Participant delivers to the principle office of the Company a new enrollment form within the time periods and in the form specified by the Company.

    (c) Upon termination of the participant's employment for any reason, including retirement but excluding death or disability, while in the employ of the Company, the payroll deductions credited to his or her account will be returned to the participant or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14.

    (d) Upon termination of the participant's employment because of disability or death, the participant or his or her beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company's principle office prior to the expiration of the commencing with the date of the disability or death of the participant, either.

        (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

        (ii) to exercise the participant's Options on the next Offering Termination Date following the date of the participant's disability or death for the purchase of the number of full shares of Ordinary Shares which the accumulated payroll deductions in the participant's account at the date of the participant's disability or death will purchase at the applicable Option Exercise Price, and any excess in such account will be returned to the participant or said beneficiary.

        If no such written notice of election is received by the principle office, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's disability or death and the same will be paid promptly to the participant or said beneficiary as determined by the Committee prior to each Offering Commencement Dated.

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11. Interest

    No interest shall accrue on any money paid into the Plan credited to the account of any participant.

12. Shares

    (a) The maximum number of shares of Ordinary Shares which shall be made available for sale under the Plan shall be 675,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 16. If the total number of shares for which options are exercised in accordance with Paragraph 8 exceeds 675,000 the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determined to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible.

    (b) The participant will have no interest or voting rights in Ordinary Shares covered by his or her Option until such Option has been exercised.

    (c) Ordinary Shares to be delivered to a participant under the Plan will be issued in the name of the participant.

13. Administration

    The Plan shall be administrated by the Committee. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject at all times to the final approval of the Board. Determinations made by the Committee and approved by the Board with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulations adopted by the Committee reduced to writing and signed by the majority of the members of the Committee, shall remain in full force and effect unless and until altered, amended or repealed by the Committee or the Board.

    The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interruption.

14. Transferability

    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant otherwise than by will or applicable laws of descent and distribution. Any such attempted assignment, transfer pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).
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15. Use of Funds

    All payroll deductions received or held by the Company under this Plan may be used by the Company only after options granted pursuant to those deductions have been exercised for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

16. Reports

    Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be provided to participating Employees after the end of certain Offering Period, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

17. Effects of Changes of Ordinary Shares

    In the event of any changes of outstanding Ordinary Shares by reason of shares dividends, subdivision, combinations and exchanges of shares, recapitalizations, mergers in which the Company is the surviving corporation, consolidations, and the like, the aggregate number of and class of shares available under the Plan and Option Exercise Price per share shall be appropriately adjusted by the Board, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become to any Options.

18. Amendment or Termination

    (a) The Board may at any time, and from time to time, for any reason, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under (i) Section 423 of the Code, or
        (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16 b-3") or (iii) under any applicable listing requirements, the Board may not effect such modification or amendment without such approval.

    (b) No termination or any modification or amendment of the Plan shall adversely affect the rights of a Participant without his or her consent with respect to Ordinary Shares previously acquired under the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any Options previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under
        Section 423 of the Code and Rule 16b-3.

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19. Notices

    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Company's principle office.

20. Merger or Consolidation

    If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the automatic exercise of such Option under Paragraph 8(a) (unless previously withdrawn pursuant to Paragraph 10) the securities or property which a holder of one share of the Ordinary Shares was entitled to upon and at the time of such merger or consolidation, and the Board shall take such steps in connection with such merger or consolidated as the Board shall deem necessary to assure that the provisions of Paragraph 17 shall thereafter be applicable, as nearly as reasonably practicable, to such securities or property. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of all or substantially all of the assets of the Company, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them; provided, however, that the Board may, in the event of such merger, consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date.

21. Limits on Sale of Shares Purchased Under the Plan

    The Plan is intended to provide Ordinary Shares for investment and not for resale. The Company does not, however, intends to restrict or influence any employee in the conduct of his or hers affairs. An employee may, therefore, sell shares purchased under the Plan at any time the employee chooses, subject to compliance with any applicable laws, including but not limited to, applicable securities laws, and subject to any restrictions imposed under any tax laws to ensure that tax withholding obligations are satisfied. The employee assums the risk of any market fluctuations in the price of the shares.

22. Notice to Company of Disqualifying Dispositions

    By electing to participate in the Plan, each participant that is subject to federal tax in the United States, agrees to notify the Company in writing immediately after the participant transfers Ordinary Shares acquired under the Plan, if such transfer occurs within two years after the first business day of the Offering Commencement Date in which such Ordinary Shares were acquired. Each such participant further agrees to provide any information about such a transfer as may be requested by the Company or any Subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries. - 9 -

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23. Approval of Stockholders

    The Plan shall be submitted to the shareholders of the Company for their approval within twelve (12) months after the adoption of the Plan by the Board. The Plan is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval shall render the Plan and all outstanding Options issued thereunder void and of no effect.

24. Registration and Qualification of the Plan Under Applicable Securities Laws

    Notwithstanding anything to the contrary herein, no Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Options under all applicable state and federal securities laws to the extent required by such laws. In the event the shares shall not have been so qualified and registered prior to the date an Offering is scheduled to commence, the Offering Commencement Date shall be the date upon which the registration of the shares and other qualification shall have become effective.

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